Exhibit 32

Written Statement of the Chief Executive Officer and the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, each of the undersigned certifies that to the best of our knowledge:

(1)	the Quarterly Report on Form 10-Q of A. O. Smith Corporation for the quarter ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of A. O. Smith Corporation.

Date: May 3, 2005

/s/ Robert J. O’Toole
Robert J. O’Toole
Chairman and Chief Executive Officer

/s/ Kenneth W. Krueger
Kenneth W. Krueger
Senior Vice President and Chief Financial Officer